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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Titan Corporation and Titan Capital Trust for the registration of 5,000,000 5 3/4% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities ("HIGH TIDES") of Titan Capital Trust and the other securities being registered therein and to the incorporation by reference therein of our report dated May 28, 1999 (except Note 9, as to which the date is September 22, 1999), with respect to the financial statements of Assist Cornerstone Technologies, Inc. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in the Form 8-K/A of The Titan Corporation dated January 24, 2000 and our report dated February 11, 2000, with respect to the financial statements of Assist Cornerstone Technologies, Inc. at December 12, 1999 and December 31, 1998 and for the period ended December 12, 1999 and each of the two years in the period ended December 31, 1998, included in the Form 8-K/A of The Titan Corporation dated April 17, 2000 filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP

Salt Lake City, Utah
June 12, 2000